EXHIBIT 11
                              QUANEX CORPORATION
                   COMPUTATION OF EARNINGS PER COMMON SHARE
                   (In thousands, except per share amounts)

                                                  Three Months Ended January 31,
                                                  ------------------------------
                                                        1997            1996
                                                      --------        ---------
                                                             (Unaudited)
Income from continuing operations .................... $3,243           $2,497
Income from discontinued operations, net of
   income taxes ......................................  1,083            1,550
                                                      --------        ---------
Income before extraordinary charge ...................  4,326            4,047
Extraordinary charge - early extinguishment of debt ..     -            (2,522)
                                                      --------        ---------
Net income ........................................... $4,326           $1,525
                                                      ========        =========

Weighted average shares
  outstanding-primary ................................ 13,932           13,595
                                                      ========        =========

Earnings per common share:
  Primary:
    Income from continuing operations ................ $ 0.23          $  0.18
    Income from discontinued operations ..............   0.08             0.12
    Extraordinary charge .............................     -             (0.19)
                                                      --------        ---------
      Earnings per common share ...................... $ 0.31          $  0.11
                                                      ========        =========



Income from continuing operations .................... $3,243           $2,497
Income from discontinued operations, net of
   income taxes ......................................  1,083            1,550
                                                      --------        ---------
Income before extraordinary charge ...................  4,326            4,047
Extraordinary charge - early extinguishment of debt ..     -            (2,522)
                                                      --------        ---------
Net income ........................................... $4,326           $1,525
                                                      ========        =========
Interest on 6.88% convertible subordinated
  debentures and amortization of related issuance
  costs, net of applicable income taxes ..............    999              893
                                                      --------        ---------

Adjusted net income .................................. $5,325          $ 2,418
                                                      ========        =========

Weighted average shares
  outstanding-primary ................................ 13,932           13,595
Effect of common stock equivalents
  arising from stock options .........................      -               18
Subordinated debentures assumed
  converted to common stock ..........................  2,696            2,696
                                                      --------        ---------

Weighted average shares
  outstanding-fully diluted .......................... 16,628           16,309
                                                      ========        =========

Earnings per common share:
  Assuming full dilution:
    Income from continuing operations ................ $ 0.26          $  0.21
    Income from discontinued operations ..............   0.07             0.10
    Extraordinary charge .............................     -             (0.15)
                                                      --------        ---------
      Earnings per common share ...................... $ 0.33          $  0.16
                                                      ========        =========